UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2015

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In keeping with its continuing commitment to responsible corporate governance, the Board of Directors (the “Board”) of Hanesbrands Inc. (the “Company”) has undertaken its annual review of the Company’s corporate governance polices. As a result of this review and the Company’s entry into the S&P 500, the Board has determined to implement certain changes, which include: (i) the elimination of the Company’s shareholder rights plan (“poison pill”) effective as of November 10, 2015 and (ii) the adoption of a majority voting standard in uncontested director elections. Additional details regarding these corporate governance changes are provided below.

Item 1.01. Entry into a Material Definitive Agreement

On October 27, 2015, the Company entered into a Second Amendment to Rights Agreement (the “Second Amendment”), amending the Rights Agreement dated as of September 1, 2006 and previously amended on March 26, 2015 (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent. The Second Amendment accelerates the expiration of the Company’s preferred stock purchase rights (the “Rights”) from 5:00 p.m., New York, New York time, on September 1, 2016, to 5:00 p.m., New York, New York time, on November 10, 2015, and has the effect of terminating the Rights Agreement on November 10, 2015. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 5, 2006, the First Amendment to the Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 27, 2015, and the Second Amendment, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement

The description of the Second Amendment to the Rights Agreement discussed in Item 1.01 above is hereby incorporated by reference.

Item 3.03.    Material Modification to Rights of Security Holders

The description of the Second Amendment to the Rights Agreement discussed in Item 1.01 above is hereby incorporated by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles Supplementary

In connection with the adoption of the Second Amendment, on November 10, 2015, the Company will file Articles Supplementary with the State Department of Assessments and Taxation of Maryland eliminating the Company’s Junior Participating Preferred Stock, Series A (the “Preferred Shares”) issuable upon exercise of the Rights and reclassifying the Preferred Shares as authorized but undesignated shares of the Company’s preferred stock.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Articles Supplementary, a copy of which is attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Amended Bylaws

On October 27, 2015, the Board approved and adopted an amendment and restatement of the Company’s Bylaws (the “Amended Bylaws”). Article II, Section 7 has been amended to implement a majority voting standard in uncontested elections of directors, superseding the previous plurality voting standard.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Articles Supplementary (reclassifying the Junior Participating Preferred Stock, Series A)
Exhibit 3.2	Amended and Restated Bylaws of Hanesbrands Inc.
Exhibit 4.1	Second Amendment to Rights Agreement dated October 27, 2015 between Hanesbrands Inc. and Computershare Trust Company, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2015	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

Exhibit 3.1	Articles Supplementary (reclassifying the Junior Participating Preferred Stock, Series A)
Exhibit 3.2	Amended and Restated Bylaws of Hanesbrands Inc.
Exhibit 4.1	Second Amendment to Rights Agreement dated October 27, 2015 between Hanesbrands Inc. and Computershare Trust Company, N.A.